Proprietary and Confidential Rev. December 2024 1 RESPECT • TRUST • RELIABLE • COMPASSION • SAFETY • TRANSPARENCY Modivcare Policy #2031 Initial Effective Date: 08/17/2021 2031 MODIVCARE INC INSIDER TRADING POLICY Purpose: The purpose of this policy is to provide Teammates, officers, directors, and other individuals associated with our organization a comprehensive framework for understanding their responsibilities and obligations when it comes to trading in company securities. By delineating the boundaries between permissible and prohibited activities, this policy aims to prevent any misuse of material non- public information that could potentially give an unfair advantage to certain individuals or undermine the market's integrity. Scope: This Policy applies to all Modivcare Teammates, including employees, temporary employees, contract employees, as well as Board Members and others acting on behalf of the Company. ______________________________________________________________________________ I. Introduction Federal and state laws prohibit buying, selling or making other transfers of securities by persons who have material information that is not generally known or available to the public. These laws also prohibit persons with such material nonpublic information from disclosing this information to others who trade. Modivcare Inc. (together with its subsidiaries, including Modivcare Solutions, LLC, the “Company”) has adopted the following policy (this “Policy”) regarding trading in securities by directors, officers, and Teammates, as well as (i) members of such persons’ immediate families and households and (ii) corporations or other business entities controlled or managed by any such person, and trusts for which any such person is the trustee or in which any such person has a beneficial pecuniary interest (together, “Controlled Entities”). All references in this Policy to you or Teammates of the Company should be read to include all such persons listed in the preceding sentence. You are responsible for seeing that you do not violate federal or state securities laws or this Policy. We designed this Policy to promote compliance with the federal securities laws and to protect the Company and you from the serious liabilities and penalties that can result from violations of these laws. If you violate the insider trading laws, you may have to pay civil fines for up to three (3) times the profit gained or loss avoided by such trading, as well as criminal fines of up to $5 million. You also may have to serve a jail sentence of up to twenty (20) years. In addition to the potential criminal and civil liabilities mentioned above, in certain circumstances the Company may be able to recover all profits made by an insider who traded illegally, plus collect other damages. Furthermore, the Company (and its executive officers and directors) could itself face penalties of the greater of $1.425 million, subject to adjustment, or three (3) times the profit gained or loss avoided as a result of a

Proprietary and Confidential Rev. December 2024 2 RESPECT • TRUST • RELIABLE • COMPASSION • SAFETY • TRANSPARENCY Teammate’s violation and/or a criminal penalty of up to $25 million for failing to take steps to prevent insider trading. Without regard to the civil or criminal penalties that may be imposed by others, willful violation of this Policy and its procedures may constitute grounds for dismissal. Both the Securities and Exchange Commission (“SEC”), the Department of Justice (“DOJ”) and The Nasdaq Global Select Market, LLC (“Nasdaq”) are very effective at detecting and pursuing insider trading cases. The SEC has successfully prosecuted cases against Teammates trading through foreign accounts, trading by family members and friends, and trading involving only a small number of shares. Therefore, it is important that you understand the breadth of activities that constitute illegal insider trading. This Policy sets out the Company’s policy in the area of insider trading and should be read carefully and complied with fully. II. Policies and Procedures A. Trading Policy 1. You may not buy or sell a company’s securities when you have Material Nonpublic Information about that company. This policy against “insider trading” applies to trading in Company securities, as well as to trading in the securities of other companies, such as the Company’s customers and suppliers or a firm with which the Company is negotiating a major transaction. 2. You may not convey Material Nonpublic Information about the Company or another company to others. You also may not suggest that anyone purchase or sell any company’s securities while you are aware of Material Nonpublic Information about that company. These practices, known as “tipping,” also violate the U.S. securities laws and can result in the same civil and criminal penalties that apply if you engage in insider trading directly, even if you do not receive any money or derive any benefit from trades made by persons to whom you passed Material Nonpublic Information. This policy against “tipping” applies to information about the Company and its securities, as well as to information about other companies. This policy does not restrict legitimate business communications on a “need to know” basis. 3. It is against Company policy for you to engage in short-term or speculative transactions in Company securities. As such, you may not engage in: (a) purchase of the Company securities on margin, which means you are prohibited from borrowing from a brokerage firm, bank or other entity in order to purchase the company securities; (b) short sales (selling Company securities you do not own); (c) transactions involving publicly traded options or other derivatives, such as trade in puts or calls in Company securities; and (d) hedging transactions; except in connection with cashless exercises of stock options in accordance with the Company’s equity compensation plans, in the case of (a) and (b).

Proprietary and Confidential Rev. December 2024 3 RESPECT • TRUST • RELIABLE • COMPASSION • SAFETY • TRANSPARENCY The foregoing restrictions apply to all directors, officers, and Teammates, as well as members of such persons’ immediate families and households and such persons’ Controlled Entities. The SEC and federal prosecutors may presume that trading by family members is based on information you supplied and may treat any such transactions as if you had traded yourself. There is no exception for small transactions or transactions that may seem necessary or justifiable for independent reasons, such as the need to raise money for an emergency expenditure. For purposes of this Policy, references to “trading” and “transactions” includes, among other things: • purchases and sales of Company securities in public markets; • sales of Company securities obtained through the exercise of Teammate stock options granted by the Company; • making gifts of Company securities; and • using Company securities to secure a loan. Directors, officers, and Teammates should consult the Company’s General Counsel if they have any questions. B. What is “Material Nonpublic Information”? 1. Material Information Material information generally means information that a reasonable investor would consider important in making an investment decision to buy, hold, or sell securities. Either positive or negative information may be material. Depending on the circumstances, common examples of information that may be material include: • earnings, revenue, or similar financial information; • unexpected financial results; • unpublished financial reports or projections; • extraordinary borrowing or liquidity problems; • changes in control; • changes in directors, senior management or auditors;

Proprietary and Confidential Rev. December 2024 4 RESPECT • TRUST • RELIABLE • COMPASSION • SAFETY • TRANSPARENCY • information about current, proposed, or contemplated transactions, business plans, financial restructurings, acquisition targets or significant expansions or contractions of operations; • changes in dividend policies or the declaration of a stock split or the proposed or contemplated issuance, redemption, or repurchase of securities; • material defaults under agreements or actions by creditors, clients, or suppliers relating to a company’s credit rating; • information about major contracts, including termination or renewal of major contracts (i.e., state Medicaid contracts); • significant changes in the Company’s pricing or cost structure; • gain or loss of a significant customer; • major environmental incidents; • significant actual or potential cybersecurity incidents or events that affect the Company or third party providers that support the Company’s business operations, including computer system or network compromises, viruses or other destructive software, and data breach incidents that may disclose personal, business or other confidential information; • actual or threatened significant litigation, including any significant developments, or governmental inquiry or investigation; • any significant pending regulatory action; and • any other facts which might cause the Company’s financial results to be substantially affected. Federal and Nasdaq investigators will scrutinize a questionable trade after the fact with the benefit of hindsight, so you should always err on the side of deciding that the information is material and not trade. If you have questions regarding specific transactions, please contact the Company’s General Counsel. 2. Nonpublic Information Nonpublic information is information that is not generally known or available to the public. We consider information to be available to the public only when: • it has been released to the public by the Company through appropriate channels (e.g.,by means of a press release, Form 8-K or other SEC filing, a widely

Proprietary and Confidential Rev. December 2024 5 RESPECT • TRUST • RELIABLE • COMPASSION • SAFETY • TRANSPARENCY disseminated statement from a senior officer or other widely disseminated means); and • enough time has elapsed to permit the investment market to absorb and evaluate the information. As a general rule, you should consider information to be nonpublic when two full trading days (i.e., days on which the Nasdaq is open for trading) have lapsed following public disclosure. Discussing previously disclosed historical information about the Company or facts that are generally known to the public would not be considered a prohibited disclosure. However, commenting on or updating previously disclosed information may in certain circumstances constitute disclosure of material non-public information. C. Unauthorized Disclosure All directors, officers, and Teammates must maintain the confidentiality of Company information for competitive, security and other business reasons, as well as to comply with securities laws. All information you learn about the Company or its business plans is potentially nonpublic information until it is publicly disclosed. You should treat this information as confidential and proprietary to the Company. You may not disclose it to others, such as family members, other relatives, or business or social acquaintances. Also, legal rules govern the timing and nature of our disclosure of material information to outsiders or the public. Violation of these rules could result in substantial liability for you, the Company and its management. For this reason, we permit only specifically designated representatives of the Company to discuss the Company with the news media, securities analysts and investors and only in accordance with the Company’s Guidelines for Public Disclosures and Communications with the Investment Community. If you receive inquiries of this nature, refer them to the Office of the General Counsel. D. When and How to Trade Company Stock A. Overview Directors, officers and certain other Teammates who are so designated from time to time (such officers and designated Teammates, “Restricted Teammates”), as well as members of their immediate families and households and their controlled entities are for purposes of this Policy required to comply with the restrictions covered below. Even if you are not a director or a Restricted Teammate, however, following the procedures listed below may assist you in complying with this Policy. B. Window Periods Directors and Restricted Teammates, as well as members of their immediate families and households and their controlled entities may only trade in Company securities from the date

Proprietary and Confidential Rev. December 2024 6 RESPECT • TRUST • RELIABLE • COMPASSION • SAFETY • TRANSPARENCY that is two full trading days after an earnings release to the end of business on the date that is two weeks prior to the end of each quarter (such period, the “Window Period”). However, even if the Window Period is open, you may not trade in Company securities if you are aware of Material Nonpublic Information about the Company. In addition, if you are subject to the Company’s pre-clearance policy (described below), you must pre-clear transactions even if you initiate them when the Window Period is open. From time to time during the Window Period, the Company may close trading due to developments (such as a significant event or transaction) that involve Material Nonpublic Information. In such cases, the Company’s Legal Department may notify particular individuals that they should not engage in any transactions involving the purchase or sale of Company securities, and should not disclose to others the fact that trading has been prohibited. Even if the Window Period is closed, you may exercise Company stock options if no shares are to be sold – you may not, however, effect sales of stock issued upon the exercise of stock options (including same-day sales and cashless exercises). Generally, all pending purchase and sale orders regarding Company securities that could be executed while the Window Period is open must be cancelled before it closes. In light of these restrictions, if you expect a need to sell Company stock at a specific time in the future, you may wish to consider entering into a prearranged Rule 10b5-1(c) trading plan, as discussed below. C. No Short-Term Trading of Company Securities Any Company securities purchased on the open market by the Company’s directors and Restricted Teammates or member of such individuals’ immediate family or household or any such person’s controlled entity must be held for a minimum of six (6) months. Note that the SEC’s short swing profit rules already penalize Section 16 Reporting Persons (defined below) who sell any Company securities within six (6) months of a purchase by requiring such person to disgorge all profits to the Company whether or not such person had knowledge of any material, non-public information. “Section 16 Reporting Persons” are members of the Company’s Board of Directors, director emeriti and certain executive officers, who are subject to the reporting and “short-swing profit” liability provisions of Section 16 of the Securities Exchange Act of 1934, as amended. For the avoidance of doubt, same day cashless exercises of stock options are not subject to this prohibition, provided that there were no previous purchase transactions on the open market within six (6) months of the exercise date. D. Pre-clearance The Company requires its directors and Restricted Teammates to contact the General Counsel in advance of effecting any purchase, sale or other trading of Company securities

Proprietary and Confidential Rev. December 2024 7 RESPECT • TRUST • RELIABLE • COMPASSION • SAFETY • TRANSPARENCY and to obtain prior approval of the transaction. The pre-clearance policy applies to these people even if they are initiating a transaction while the Window Period is open. The pre- clearance policy also applies to anyone that lives in the household (other than household Teammates) of a director or Restricted Teammate, as well as Controlled Entities of a director or Restricted Teammate. If a transaction is approved under the pre-clearance policy, the transaction must be executed by the end of the second full trading day after the approval is obtained, but regardless may not be executed if you acquire Material Nonpublic Information concerning the Company during that time. If a transaction is not completed within the period described above, the transaction must be approved again before it may be executed. If a proposed transaction is not approved under the pre-clearance policy, you should refrain from initiating any transaction in Company stock, and you should not inform anyone within or outside of the Company of the restriction. Any transaction under a Rule 10b5-1 trading plan (discussed below) will not require pre-clearance at the time of the transaction. E. Rule 10b5-1 Trading Plans Rule 10b5-1 provides a defense from insider trading liability if trades occur pursuant to a pre- arranged trading plan that meets specified conditions. It is possible to pre-arrange trades in Company securities by entering into a written trading plan. Trading plans can be established for a single trade or a series of trades. A plan must either specify the number of securities to be bought or sold, along with the price and the date, or provide a written formula f or determining this information. Alternatively, a trading plan can delegate investment discretion to a third party, such as a broker, who then makes trading decisions without further input from the person implementing the plan. Because the SEC rules on trading plans are complex, you should consult with your broker and be sure you fully understand the limitations and conditions of the rules before you establish a trading plan. All Rule 10b5-1 trading plans must be reviewed and approved in advance by the Company’s Legal Department. F. Noncompliance Anyone who fails to comply with this Policy will be subject to appropriate disciplinary action, up to and including termination of employment.

Proprietary and Confidential Rev. December 2024 8 RESPECT • TRUST • RELIABLE • COMPASSION • SAFETY • TRANSPARENCY POLICY HISTORY DATE REASON (RFP Response, Audit, Contractual, Business Practice) DESCRIPTION 08/17/2021 Business Practice INITIAL RELEASE 08/11/2022 Business Practice Document Annual Review and Update 09/11/2023 Business Practice Document Annual Review and Update 12/19/2024 Business Practice Document Annual Review and Update APPROVAL Department Tittle Date Owner Legal General Counsel 12/19/2024